UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 28, 2018
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01	Entry into a Material Definitive Agreement.

Federated National Insurance Company (“Federated National”) and Monarch National Insurance Company (“Monarch National”), subsidiaries of Federated National Holding Company (the “Company”), have each entered into a Reimbursement Contract (the “Contracts”), with The State Board of Administration of Florida (“SBA”) for the 2018-2019 hurricane season.  The SBA is the agency that administers the Florida Hurricane Catastrophe Fund (“FHCF”).

The Contracts will reimburse Federated National and Monarch National for covered property losses under their respective homeowners’ insurance policies resulting from hurricanes that cause damage in the State of Florida, from June 1, 2018 through May 31, 2019.

Under the Contract for Federated National, the FHCF will provide approximately $700.5 million (75% of $934.0 million) of aggregate seasonal coverage for covered losses in excess of approximately $297.0 million, reflecting a 25% participation by Federated National.  Federated National’s premium for the FHCF reinsurance coverage will be approximately $46.5 million.

Under the Contract for Monarch National, the FHCF will provide approximately $24.3 million (75% of $32.4 million) of aggregate seasonal covered losses in excess of approximately $10.3 million, reflecting a 25% participation by Monarch National. Monarch National’s premium for the FHCF reinsurance coverage will be approximately $1.6 million.

The Contracts are payable in three premium installments due August 1, 2018, October 1, 2018, and December 1, 2018.  The actual attachment points, total coverages and costs may vary as Federated National and Monarch National continue to write new and renewal business and will not be finalized until December 31, 2018.

As is common practice within the insurance industry, a portion of the risks insured under policies are transferred to other companies through the purchase of reinsurance.  The Company routinely purchases reinsurance through excess of loss type treaties from both the FHCF and multiple private reinsurance carriers.  Federated National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2016 and 2017 are in effect through June 30, 2018 and certain treaties remain in effect until June 30, 2019.  Monarch National’s existing catastrophe reinsurance treaties with private reinsurance carriers from 2017 are in effect through June 30, 2018.  For those treaties ending on June 30, 2018 the Company will be negotiating new private excess of loss type treaties in the coming months, which will afford additional coverage to Federated National and Monarch National both separately and on a combined basis, in conjunction with the coverage provided by the FHCF, and will have a term of at least one year beginning July 1, 2018.

Item 8.01	Other Events

In connection with the Company’s review of its subsidiaries’ financial condition and capital resources as of the end of the 2017 fiscal year, the Company’s Board of Directors has approved an infusion of $30 million of capital into Federated National effective December 31, 2017 to support Federated National’s book of business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: March 2, 2018	By:	/s/ Ronald A. Jordan
Name: Ronald A. Jordan
Title: Chief Financial Officer
(Principal Financial Officer)